UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 23, 2007

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 23, 2007, Pharmacopeia Drug Discovery, Inc. (the “Company”) announced that it plans to offer, subject to market and other conditions, 6,250,000 shares of the Company’s common stock in an underwritten public offering pursuant to a currently effective shelf registration statement previously filed with the Securities and Exchange Commission. The Company also intends to grant to the underwriters a 30-day option to purchase an additional 937,500 shares of common stock to cover over-allotments, if any. All of the shares are being offered by the Company. CIBC World Markets Corp. is acting as the sole book-running manager in this offering, with Canaccord Adams Inc. and Merriman Curhan Ford & Co. acting as co-managers. A copy of the press release related to the offering is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

In addition, on April 23, 2007, the Company disclosed in a preliminary prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, that the Company expects to announce additional results from its Phase 1 clinical program with PS433540 in 2007. The Company expects to complete a Phase 1 angiotensin II (AII) challenge study during the third quarter of 2007 and a Phase 1 endothelin 1 (ET1) challenge study during the fourth quarter of 2007. In addition, the Company expects to complete a Phase 1 multiple ascending dose study in the second half of 2007. In the event that the Company achieves positive results in the Phase 1 studies, the Company believes it will initiate a Phase 2 clinical trial for PS433540 in hypertension in the first half of 2008 and complete a Phase 2 proof of concept study in hypertension in the second half of 2008.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit
Number

99.1                           Press release of the Company dated April 23, 2007 — “Pharmacopeia announces public offering of common stock”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ BRIAN M. POSNER
Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date: April 23, 2007